UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Korro Bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39062	47-2324450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kendall Square, Building 600-700, Suite 6-401 Cambridge, MA		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 468-1999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	KRRO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Effective May 13, 2024, Dr. Kemi Olugemo, M.D., FAAN, joined Korro Bio, Inc., or Korro, as its Chief Medical Officer.

Prior to joining Korro, Dr. Olugemo, age 48, served as Vice President of Global Clinical Development at Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE) from December 2022 to May 2024. Prior to this role, she served as Head of Clinical Development at Laronde, Inc. (now Sail Bio, Inc.) from November 2021 to December 2022 and as Executive Director of Clinical Development at Ionis Pharmaceuticals Inc. (Nasdaq: IONS) from November 2019 to November 2021. Dr. Olugemo also served as Senior Director of Global Therpeutic Area Head, Neuroscience at Parexel International Corp from June 2014 to November 2019. Dr. Olugemo led clinical development and operations for multiple global programs in rare and common diseases across an array of therapeutic areas, resulting in approvals in global markets. Dr. Olugemo holds an M.D. from the University of Maryland School of Medicine and completed her Neurology Residency there. Dr. Olugemo also completed an additional Fellowship in Neuroimmunology & Multiple Sclerosis at the Maryland Center for Multiple Sclerosis. She holds a B.S. in clinical laboratory science from the University of Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORRO BIO, INC.

Date: May 14, 2024	By:	/s/ Ram Aiyar

	Name:	Ram Aiyar
	Title:	President and Chief Executive Officer